                                                                     EXHIBIT 3.2

                                    BY-LAWS

                                       OF

                                 CSK AUTO, INC.
                                 --------------

                            (a Delaware corporation)


                                   ARTICLE I
                                   ---------

                                    OFFICES
                                    -------

     Section 1. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

     Section 2. The Corporation also may have offices at such other places, both within and without the State of Delaware, as the Board of Directors from time to time may determine or the business of the Corporation may require.


                                   ARTICLE II
                                   ----------

                            MEETINGS OF STOCKHOLDERS
                            ------------------------

     Section 1. All meetings of the stockholders for the election of directors shall be held at such place, within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. The Annual Meeting of stockholders, commencing with the 1997 annual meeting, shall be held on such date and at such time and place either within or without the State of Delaware as may be designated by the Board of Directors and stated in the notice of the meeting, for the election of Directors, in accordance with the provisions contained in the Certificate of Incorporation and these By-Laws, and the transaction of such other business as may properly be brought before the meeting, in accordance with these By-Laws.

     Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

     Section 4. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the
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address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 5. Special meetings of the stockholders shall be held on such date, and at such time and place either within or without the State of Delaware and only for such purpose or purposes as may be designated by the Board of Directors and stated in the notice of the meeting, in accordance with these By-Laws.

     Section 6. Special meetings may be called by the Chairman of the Board and shall be called by the Chairman of the Board or Secretary at the request in writing of a majority of the Board of Directors then in office. Such request shall state the purpose or purposes of the proposed meeting.

     Section 7. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 8. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 9. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 10. Except as otherwise provided herein, when a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Certificate of

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Incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes cast for the election of each director.

     Section 11. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

     Section 12. To be properly brought before an Annual Meeting of stockholders, business must be either (I) specified in the notice of Annual Meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (2) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors, or (3) otherwise properly brought before the Annual Meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting of stockholders by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, such stockholder's notice must be delivered to or mailed and received by the Secre tary at the principal executive offices of the Corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the one year anniversary of the date of the notice of the Annual Meeting of stockholders that was held in the immediately preceding year; provided, however, that in the event that the month and day of the Annual Meeting of stockholders to be held in the current year is changed by more than thirty (30) calendar days from the one year anniversary of the date the Annual Meeting of stockholders was held in the immediately preceding year, and less than one hundred thirty days' informal notice or other prior public disclosure of the date of the Annual Meeting in the current year is given or made to stockholders, notice of such proposed business to be brought before the meeting by the stockholder to be timely must be so received not later than the close of business on the tenth
(10th) day following the day on which formal or informal notice of the date of the Annual Meeting of stockholders was mailed or such other public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (1) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (2) the name and record address of the stockholder proposing such business, (3) the class, series and number of shares of the Corporation's stock which are beneficially owned by the stockholder, and (4) a description of all arrangements or understandings between the stockholder and any other person or persons (naming such person or persons) in connection with the proposing of such business by the stockholder, and any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at the Annual Meeting of stockholders except in accordance with the procedures set forth in this Section 12 of Article II; provided, however, that nothing in this Section 12 of Article II shall be deemed to preclude discussion by any stockholder of any business brought before the Annual Meeting of stockholders. The Chairman of an Annual Meeting shall, if the facts warrant,

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determine and declare to the Annual Meeting that business was not properly brought before the Annual Meeting of stockholders in accordance with the provisions of this Section 12 of Article II, and any such business not properly brought before the Annual Meeting shall not be transacted.

     Section 13. Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors at any Annual Meeting of stockholders. Nominations of persons for election to the Board of Directors of the Corporation at the Annual Meeting of stockholders may be made by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 13 of Article II. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be valid, any such nomination by a stockholder must be made strictly in accordance with this Section. To be timely, such stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not less than one hundred twenty
(120) days nor more than one hundred fifty (150) days prior to the one year anniversary of the date of the notice of the Annual Meeting of stockholders that was held in the immediately preceding year; provided, however, that in the event that the month and day of the Annual Meeting of stockholders to be held in the current year is changed by more than thirty (30) calendar days from the one year anniversary of the date the Annual Meeting of stockholders was held in the immediately preceding year, and less than one hundred thirty (130) days' informal notice or other prior public disclosure of the date of the Annual Meeting in the current year is given or made to stockholders, notice of such nominations by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which formal or informal notice of the date of the meeting was mailed or such other public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (1) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of Directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as Director if elected); and (2) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a

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nomination was not made in accordance with the foregoing procedure, and the defective nomination shall be disregarded.


                                  ARTICLE III
                                  -----------

                                   DIRECTORS
                                   ---------

     Section 1. The business and affairs of the Corporation shall be managed by the Board of Directors. Directors need not be stockholders. The number of Directors which shall constitute the Board of Directors shall be not less than three (3) nor more than nine (9), the exact number of Directors within the maximum and minimum limitation specified herein shall be fixed from time to time by resolution of the Board of Directors; provided, however, that the number of Directors shall be increased beyond the foregoing limit, to the extent required, in the event that (and for so long as) the holders of any preferred stock of the Corporation, voting as a separate class or series under any provisions of the Certificate of Incorporation or Certificate of Designation establishing a series, shall be entitled to elect Directors. The term of a Director shall be until the next election of the Directors, and until his successor shall be elected and qualified, or until such director's earlier resignation or removal.

     Section 2. The Directors shall have the power, from time to time, to increase or decrease their own number, within the maximum and minimum limitations specified therein, by resolution of the Board of Directors.

     Newly created directorships resulting from an increase in the number of Directors and all vacancies occurring in the Board, including vacancies occurring in the Board by reason of the removal of Directors, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, and Directors so chosen shall hold office until the next election of the Directors, and until their successors shall be elected and qualified, provided that any vacancies with respect to Directors elected by any holders of the Corporation's preferred stock voting as a separate class or series under any provisions of the Certificate of Incorporation or Certificate of Designation establishing such series shall be filled as provided in the provisions of the Certificate of Incorporation or Certificate of Designation establishing such series.

     Section 3. Directors may not be removed from office except for cause by the affirmative vote of not less than a majority of the shares entitled to vote at an election of Directors (considered for this purpose as one class), provided that this provision shall not apply to any Directors elected by holders of preferred stock, voting as a separate class or series under any provisions of the Certificate of Incorporation, which Directors may be removed only as provided in the provisions of the Certificate of Incorporation or Certificate of Designation establishing such series.

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     Section 4.  The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 5. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 6. The first meeting of the directors shall be held on a date specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 7. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 8. Special meetings of the Board of Directors may be called by the Chairman of the Board on one day's notice to each director, either personally or by mail or by telegram or commercial overnight receipted mail delivery; special meetings shall be called by the Chairman of the Board or Secretary in like manner and on like notice on the written request of a majority of the directors then in office.

     Section 9. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 10. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     Section 11. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

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     Section 12.  The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of such shares relating to voting, dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Section 13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     Section 14. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated fee as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

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                                   ARTICLE IV
                                   ----------

                                    NOTICES
                                    -------

     Section 1. Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or commercial overnight receipted mail delivery.

     Section 2. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     Section 3. This Article shall not apply to any notice that a stockholder must give the Corporation under Article II of these By-Laws.


                                   ARTICLE V
                                   ---------


                                    OFFICERS
                                    --------

     Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board or Co-Chairmen of the Board, a President, one or more Vice Presidents (having such levels of seniority as the Board of Directors may designate from time to time), a Secretary and a Treasurer. In addition, the Board of Directors may elect as officers of the Corporation such Assistant Secretaries and Assistant Treasurers as the Board of Directors may deem proper.

     Section 2. The Board of Directors (annually, at its first meeting after each annual meeting of stockholders) shall choose the officers of the Corporation for the ensuing year. Newly created offices may be filled by the Board of Directors from time to time.

     Section 3. The Board of Directors may appoint such other officers as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The salaries of all officers of the Corporation shall be fixed by the Board of Directors from time to time.

     Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualified, or until the respective officer's earlier resignation or removal. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled only by the Board of Directors.

     Section 6. The Chairman of the Board (who alternatively may be designated the Chairman) or in the event that there are Co-Chairmen of the Board, then one of them selected by the Board, shall be the chief executive officer of the Corporation, have general and active management of the business of the Corporation, and shall preside at all meetings of the stockholders and at all meetings of the Board of Directors.

     Section 7. The President shall be the Chief Operating Officer, shall have general and active management of the business of the Corporation, shall (in the absence of the Chairman of the Board) preside at all meetings of the stockholders, and shall perform such duties as may be prescribed by the Board of Directors or the Chairman of the Board, under whose supervision the President shall be.

     Section 8. In the absence of the Chairman of the Board and the President or in the event of their inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or Chairman of the Board, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary's signature or by the signature of any Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature.

     Section 10. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the

Board, the President and the Board of Directors an account of all such transactions as treasurer and of the financial condition of the Corporation.

     Section 11. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed as prescribed by the Board of Directors) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of the death, resignation, retirement or removal from office of the Treasurer, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

     Section 12. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

     Section 13. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                                   ARTICLE VI
                                   ----------

                            CERTIFICATES FOR SHARES
                            -----------------------

     Section 1. The shares of the Corporation shall be represented by a certificate or shall be uncertificated. Except as otherwise determined by the Board of Directors, certificates shall be signed by, or in the name of the Corporation by, the Chairman of the Board, or the President, or any Vice President, and by the Treasurer, or any Assistant Treasurer, or the Secretary, or any Assistant Secretary of the Corporation.

     Upon the face or back of each stock certificate issued to represent any partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, there shall be set forth the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

     If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware ("GCLD"), in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the GCLD or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 2. Any of or all the signatures on a certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     Section 3. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for the shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be canceled and issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.

                                  ARTICLE VII
                                  -----------

                               GENERAL PROVISIONS
                               ------------------

     Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

     Section 2. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board of Directors may fix a record date, which shall not precede the date such record date is fixed and shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any such other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. The record date for any other purpose other than stockholder action by written consent shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 3. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

     Section 4. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 5. The Board of Directors shall present at each annual meeting a full and clear statement of the business and condition of the Corporation.

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

     Section 6. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 7. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 8. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                  ARTICLE VIII
                                  ------------

                                   AMENDMENTS
                                   ----------

     Section 1. These By-laws may be altered, amended or repealed or new By-laws may be adopted by the stockholders at any regular or special meeting of the stockholders, if notice of such alteration, amendment or repeal or adoption of new By-Laws is contained in the notice of the meeting, or at any regular or special meeting of the Board of Directors. By-laws adopted by the Board of Directors may be amended or repealed by the stockholders by the affirmative vote of a majority of the outstanding shares entitled to vote.

                                   ARTICLE IX
                                   ----------

                               CERTAIN REFERENCES
                               ------------------

     Section 1. Any and all references in these By-Laws to the Corporation's Certificate of Incorporation shall mean the original Certificate of Incorporation and any restatement thereof, in each case as amended and restated from time to time.

                                       13